EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTIONS 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Quarterly Report of Repro-Med Systems, Inc., on Form 10-QSB/A Amendment No. 2 for the period ending August 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Andrew Sealfon, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Andrew I. Sealfon
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Andrew I. Sealfon, President, Treasurer,
Chairman of the Board, Director, Chief Executive Officer
and Principal Financial Officer

March 17, 2008